April 25, 2016 Q1 ’16 Supplemental Information

Non-GAAP Disclaimer 2 The financial results disclosed in this presentation include certain measures calculated and presented in accordance with GAAP. In addition to the GAAP results included in this presentation, Knowles has presented supplemental, non-GAAP gross profit, earnings before interest and income taxes, adjusted earnings before interest and income taxes and non- GAAP diluted earnings per share to facilitate evaluation of Knowles’ operating performance. These non-GAAP financial measures exclude certain amounts that are included in the most directly comparable GAAP measure. In addition, these non-GAAP financial measures do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies. Knowles uses non-GAAP measures as supplements to its GAAP results of operations in evaluating certain aspects of its business, and its Board of Directors and executive management team focus on non-GAAP items as key measures of Knowles’ performance for business planning purposes. These measures assist Knowles in comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles’ opinion, do not reflect its core operating performance. Knowles believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the reconciliation tables included in the first quarter 2016 earnings release.

Q1 ‘16 Financial Results (continuing operations) 3 Quarter over year ago period Q1FY16 Q1FY15 Revenue $185.3 million $186.6 million Gross Profit $66.8 million $62.5 million Non-GAAP Gross Profit $69.8 million $66.5 million (Loss) Earnings Before Interest and Income Taxes $(6.4) million $12.1 million Adjusted Earnings Before Interest and Income Taxes $10.7 million $23.3 million Diluted (Loss) Earnings per share $(0.14) $0.06 Non-GAAP Diluted Earnings Per Share $0.08 $0.20

Revenue (Cont. Ops.) 4 $186.6 $192.8 $246.7 $223.5 $185.3 $0 $50 $100 $150 $200 $250 $300 Q1FY15 Q2FY15 Q3FY15 Q4FY15 Q1FY16

Adjusted EBIT (Cont. Ops.) 5 $23.2 $31.1 $35.4 $25.6 $10.7 $0 $5 $10 $15 $20 $25 $30 $35 $40 Q1FY15 Q2FY15 Q3FY15 Q4FY15 Q1FY16

Q1 ’16 Revenue by Segment Cont. Ops. (% of revenue) 6 Mobile Consumer Electronics 45% Specialty Components 55%

Q1 ‘16 Projections (non-GAAP, cont. ops.)* 7 Q2FY16E Revenue $180 million - $200 million Gross Margin 38 percent - 40 percent Adjusted EBIT Margin 6 percent – 9 percent EPS (diluted) $0.08 - $0.14 Shares Outstanding (diluted) 91 million *Projections as of 4/25/16; Q2 2016 GAAP results for the company are expected to include approximately $6 million in amortization of intangibles, $6 million in stock-based compensation, $2 million in production and restructuring related costs, and related tax effects on these items.

Historical Segment Data

(Cont. Ops.; in $ millions)

	Mobile Consumer Electronics					Specialty Components				
	Quarter Ended					Quarter Ended				
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Revenues	$ 83.3	$ 113.5	$ 141.3	$ 84.2	$ 82.7	$ 102.0	$ 110.0	$ 105.4	$ 108.6	$ 103.9
Gross Profit	$ 29.1	$ 44.4	$ 57.6	$ 32.9	$ 27.9	$ 38.4	$ 37.3	$ 40.2	$ 38.8	$ 34.7
Stock-Based Compensation Expense	0.1	0.1	0.1	-	-	0.2	0.2	0.1	0.2	0.1
Fixed Asset, Inventory and Other Charges	-	1.2	-	-	-	-	2.1	-	-	-
Restructuring Charges	0.2	0.2	0.2	(0.1)	-	0.8	2.4	0.1	0.3	(0.7)
Production Transfers Costs	0.1	0.3	0.2	0.8	1.5	1.2	3.6	3.0	3.6	3.0
Other	-	1.2	0.8	-	-	-	-	-	-	-
Non-GAAP Gross Profit	$ 29.5	$ 47.4	$ 58.9	$ 33.6	$ 29.4	$ 40.6	$ 45.6	$ 43.4	$ 42.9	$ 37.1
Non-GAAP Gross Profit as % of Revenues	*35.4%*	*41.8%*	*41.7%*	*39.9%*	*35.6%*	*39.8%*	*41.5%*	*41.2%*	*39.5%*	*35.7%*
Research and Development Expenses	$ 19.1	$ 22.4	$ 21.7	$ 11.0	$ 9.5	$ 7.0	$ 7.5	$ 6.7	$ 7.2	$ 6.8
Stock-Based Compensation Expense	(0.9)	(1.0)	(0.8)	(0.1)	(0.1)	-	-	0.1	-	(0.1)
Fixed Asset, Inventory and Other Charges	(0.1)	(0.8)	-	-	-	-	-	-	-	-
Non-GAAP Research and Development Expenses	$ 18.1	$ 20.6	$ 20.9	$ 10.9	$ 9.4	$ 7.0	$ 7.5	$ 6.8	$ 7.2	$ 6.7
Non-GAAP Research and Development Expenses as % of Revenues	*21.7%*	*18.1%*	*14.8%*	*12.9%*	*11.4%*	*6.9%*	*6.8%*	*6.5%*	*6.6%*	*6.4%*
Selling and Administrative Expenses	$ 15.9	$ 19.7	$ 20.0	$ 8.1	$ 8.4	$ 15.5	$ 15.8	$ 15.5	$ 15.3	$ 15.1
Stock-Based Compensation Expense	(0.9)	(0.6)	(0.9)	(0.3)	(0.3)	(0.6)	(0.5)	(0.4)	(0.5)	(0.4)
Intangibles Amortization Expense	(2.8)	(2.7)	(2.7)	(1.6)	(1.4)	(2.8)	(2.8)	(2.8)	(2.8)	(2.8)
Fixed Asset, Inventory and Other Charges	-	(0.1)	-	-	-	-	-	-	-	-
Other	-	(0.2)	(0.7)	-	-	(0.1)	-	-	-	-
Non-GAAP Selling and Administrative Expenses	$ 12.2	$ 16.1	$ 15.7	$ 6.2	$ 6.7	$ 12.0	$ 12.5	$ 12.3	$ 12.0	$ 11.9
Non-GAAP Selling and Administrative Expenses as % of Revenues	*14.6%*	*14.2%*	*11.1%*	*7.4%*	*8.1%*	*11.8%*	*11.4%*	*11.7%*	*11.0%*	*11.5%*
	-	-	-	-	-	-	-	-	-	-
Operating Expenses	$ 37.8	$ 44.8	$ 49.9	$ 19.1	$ 17.9	$ 23.0	$ 23.3	$ 22.4	$ 22.7	$ 21.9
Stock-Based Compensation Expense	(1.8)	(1.6)	(1.7)	(0.4)	(0.4)	(0.6)	(0.5)	(0.3)	(0.5)	(0.5)
Intangibles Amortization Expense	(2.8)	(2.7)	(2.7)	(1.6)	(1.4)	(2.8)	(2.8)	(2.8)	(2.8)	(2.8)
Fixed Asset, Inventory and Other Charges	(0.1)	(0.9)	-	-	-	-	-	-	-	-
Restructuring Charges	(2.8)	(2.7)	(8.2)	-	-	(0.5)	-	(0.2)	(0.2)	-
Impairment of Intangible Assets	-	(1.0)	(0.4)	-	-	-	-	-	-	-
Other	-	(0.2)	(0.7)	-	-	(0.1)	-	-	-	-
Non-GAAP Operating Expenses	$ 30.3	$ 35.7	$ 36.2	$ 17.1	$ 16.1	$ 19.0	$ 20.0	$ 19.1	$ 19.2	$ 18.6
	$ -					$ -				
Non-GAAP Operating Expenses as % of Revenues	*36.4%*	*31.4%*	*25.6%*	*20.3%*	*19.5%*	*18.6%*	*18.2%*	*18.1%*	*17.7%*	*17.9%*
Operating (Loss) Earnings	$ (8.7)	$ (0.4)	$ 7.7	$ 13.8	$ 10.0	$ 15.4	$ 14.0	$ 17.8	$ 16.1	$ 12.8
Other Expense (Income), net	(0.1)	(0.1)	0.7	(0.2)	0.1	(0.2)	(0.3)	0.1	(0.2)	0.1
(Loss) Earnings Before Interest and Income Taxes	(8.6)	(0.3)	7.0	14.0	9.9	15.6	14.3	17.7	16.3	12.7
Stock-Based Compensation Expense	1.9	1.7	1.8	0.4	0.4	0.8	0.7	0.4	0.7	0.6
Intangibles Amortization Expense	2.8	2.7	2.7	1.6	1.4	2.8	2.8	2.8	2.8	2.8
Fixed Asset, Inventory and Other Charges	0.1	2.1	-	-	-	-	2.1	-	-	-
Restructuring Charges	3.0	2.9	8.4	(0.1)	-	1.3	2.4	0.3	0.5	(0.7)
Impairment of Intangible Assets	-	1.0	0.4	-	-	-	-	-	-	-
Production Transfers Costs	0.1	0.3	0.2	0.8	1.5	1.2	3.6	3.0	3.6	3.0
Other	-	1.4	1.5	-	-	0.1	-	-	-	-
Adjusted Earnings (Loss) Before Interest and Income Taxes	$ (0.7)	$ 11.8	$ 22.0	$ 16.7	$ 13.2	$ 21.8	$ 25.9	$ 24.2	$ 23.9	$ 18.4
Adjusted Earnings (Loss) Before Interest and Income Taxes as % of Revenues	*-0.8%*	*10.4%*	*15.6%*	*19.8%*	*16.0%*	*21.4%*	*23.5%*	*23.0%*	*22.0%*	*17.7%*

Reconciliation of Segment EBIT to Consolidated Net Earnings 9 (in $ millions) March 31, 2016 December 31, 2015 September 30, 2015 June 30, 2015 March 31, 2015 (Loss) earnings before interest and income taxes Mobile Consumer Electronics (8.6)$ (0.3)$ 7.0$ 14.0$ 9.9$ Specialty Components 15.6 14.3 17.7 16.3 12.7 Total segments 7.0 14.0 24.7 30.3 22.6 Corporate expense / other 13.4 15.6 16.4 13.8 10.5 Interest expense, net 3.7 3.6 3.6 3.1 2.4 (Loss) earnings before income taxes and discontinued operations (10.1) (5.2) 4.7 13.4 9.7 Provision for (benefit from) income taxes 2.4 1.4 (0.1) 0.1 4.7 (Loss) earnings from continuing operations (12.5)$ (6.6)$ 4.8$ 13.3$ 5.0$ Quarter Ended